Exhibit 10.85



                     HEALTH SERVICES AGREEMENT
            BETWEEN MAXICARE, A CALIFORNIA HEALTH PLAN
                    AND MOLINA MEDICAL CENTERS


      This Health Services Agreement ("Agreement) is entered into by and between Maxicare, a California corporation ("Maxicare"), and Molina Medical Centers, a California corporation ("Molina").


                             RECITALS


      A. Maxicare is a prepaid full-service health care service plan licensed under the Knox-Keene Health Care Services Plan Act of 1975, as amended (the "Knox-Keene Act").

      B. Molina is also a prepaid full-service health care service plan licensed under the Knox-Keene Act, with a Medi-Cal service area defined in Addendum A (the "Molina Service Area").

      C.    Molina  has  established   staff-model  facilities  and
contracted with a network of Participating Physicians and Participating Facilities for the rendering of Health Care Services.

      D. Maxicare and Molina intend to establish a long term relationship through which they will participate in the Medi-Cal Managed Care Program in Sacramento, Riverside and San Bernardino Counties.

      E. The parties intend to initially implement the relationship by using best efforts to obtain State approval to assign the Molina GMC (Sacramento) and PHP (San Bernardino and Riverside) contracts from Molina to Maxicare.

      F. In the event the parties are unable to effect the assignment of either or both of Molina's existing GMC or PHP Contracts, the parties intend to effect the assignment of either or both of the contracts that can be assigned, and as to the other contract, the parties intend that Maxicare will contract directly with the California Department of Health Services under the Medi-Cal Managed Care Program to provide Health Care Services to Medi-Cal enrollees in those counties, including but not necessarily limited to, the enrollees currently being served by Molina's Medi-Cal Managed Care Plan.



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      G.    The parties then intend that, through this subcontract,
Maxicare will assure Molina's continued participation in the Medi-Cal program, as Maxicare's exclusive physician network, to whom Maxicare will assign all of the enrollees who enroll in the Maxicare Medi-Cal Managed Care Plan, provided that Molina has not materially failed to comply with the terms of this Agreement, especially the terms governing the availability, accessibility and quality of Health Care Services.

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:


                      ARTICLE I - DEFINITIONS


      1.01 Capitation Payment - is a fixed monthly payment negotiated by the parties that is payable to Molina by Maxicare for each Molina Member, in exchange for the provision of Health Care Services, provided in accordance with the terms of this Agreement and the performance of other duties described in this Agreement .

      1.02  DHS - is the California Department of Health Services.

      1.03  DHHS - is the  United  States  Department of Health and
Human Services.

      1.04  DOC - is the California Department of Corporations.

      1.05  DOJ - is the United States Department of Justice.

      1.06 Eligibility List - is a list of all Molina Members to be provided by Maxicare on a monthly basis to Molina.

      1.07 Emergency Services - are those Health Care Services required for alleviation of severe pain or immediate diagnosis and treatment of unforeseen medical conditions, which, if not immediately diagnosed and treated, would lead to disability or death.

      1.08 Maxicare Enrollment Packet - The information provided by Maxicare to Molina Members upon enrollment in the Medi-Cal Plan which summarizes the Maxicare Medi-Cal Plan offered to Molina Members and which includes, but may not be limited to, an Evidence of Coverage, Disclosure Form, and Participating Provider Directory for Sacramento, Riverside and/or San Bernardino Counties. The Evidence of Coverage is attached hereto and incorporated herein as Addendum B, the Disclosure Form is attached hereto and incorporated herein as Addendum C, and the Participating Provider Directory is attached hereto and incorporated herein as Addendum D.


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      1.09  Maxicare Medi-Cal Plan -  is  the Maxicare benefit plan covering the provision of Health  Care Services to Medi-Cal Members
pursuant to the Medi-Cal Agreement.    The benefits of the Maxicare
Medi-Cal Plan are set forth in the Medi-Cal Agreement.

      1.10 Health Care Services - are all medical, hospital and ancillary services, including Emergency Services, which are covered benefits under the Maxicare Medi-Cal Plan and which Molina has agreed to provide and/or arrange and pay for in accordance with the terms of this Agreement, including but not limited to the terms of Addendum E, which provides a more detailed description of Health Care Services.

      1.11 Knox-Keene Act - is the Knox-Keene Health Care Service Plan Act of 1975, as amended, and the rules and regulations promulgated by DOC thereunder.

      1.12 Medi-Cal - is a federal and state funded health care program established by Title XIX of the Social Security Act, as amended, which is administered in California by the DHS.

      1.13 Medi-Cal Agreement - means the agreement(s) (individually and collectively) between Maxicare and DHS pursuant to the Waxman-Duffy Act, under which Maxicare will agree to provide health benefits under the Medi-Cal Managed Care Program to Sacramento, Riverside and San Bernardino County Medi-Cal beneficiaries, including but not limited to, those beneficiaries who are currently enrolled in the Molina Medi-Cal Plan. The Medi-Cal Agreement may be the GMC and/or PHP Contracts, if the State approves assignment of those contracts to Maxicare. If any of those contracts is not assignable, then the Medi-Cal Agreement may include a new Agreement(s) entered into between Maxicare and DHS to enable Maxicare to accept the transfer of Molina's current Medi-Cal membership under the nonassignable contract. A copy of the Medi-Cal Agreement will be provided to Molina by Maxicare upon execution.

      1.15 Medi-Cal Member - is an individual residing in Sacramento, Riverside and/or San Bernardino Counties who is eligible for Medi-Cal and is enrolled in the Maxicare Medi-Cal Plan pursuant to the GMC or PHP Contracts.

      1.16 Monthly DHS Payment - is the revenue received by Maxicare each month from DHS, as determined by DHS, for the Health Care Services each Molina Member is to be provided under the Maxicare Medi-Cal Plan.

      1.17 Primary Care Physician - is either an internist, pediatrician, OB-Gyn, or family practitioner who has been selected by or assigned to a Molina Member for the purpose of providing primary care services and coordinating other Health Care Services under the Maxicare Medi-Cal Plan.
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      1.18  Primary Hospital -  is  the  hospital:  which meets the definition of a Molina Participating Facility; which has agreed to provide hospital Health Care Services to Molina Members who select or are assigned to a Primary Care Physician who admits or arranges for admission primarily to that hospital; and where most hospital Health Care Services will be provided to those Molina Members.

      1.19 Molina Member - is a Medi-Cal Member who has been assigned to or selected a Molina Participating Physician as his or her Primary Care Physician.

      1.20 Molina Participating Facility - is an acute-care facility, licensed in the State of California, accredited by the Joint Commission on the Accreditation of Health Care Organizations and certified for participation in Medi-Cal, which is owned by or has entered into a written contract with Molina to furnish hospital and/or other facility component Health Care Services to Molina Members.

      1.21 Molina Participating Physician - is a physician or osteopath or group of physicians or osteopaths, who meets NCQA credentialing standards and is licensed in the State of California and certified for participation in Medi-Cal, which has contracted with or is employed by Molina to provide or arrange Health Care Services to Molina Members.

      1.22 Molina Participating Providers - are Molina Participating Physicians, Molina Participating Facilities and other providers, such as ancillary service providers, who meets Maxicare credentialing standards, and to the extent required, and certified for participation in the State of California, which contract with Molina to provide Health Care Services to Molina Members.

      1.23 Molina Service Area - The geographic area in Sacramento, Riverside and/or San Bernardino County in which, as of the Commencement Date of this Agreement, Molina is licensed by the DOC and approved by DHS to provide or arrange Health Care Services for its Medi-Cal Members. The Molina Service Area is described in Addendum A, attached hereto and incorporated herein. The Molina Service Area may be revised upon the approval of Maxicare, the DOC and DHS.

      1.24 Molina Subcontracts - are the contracts, in writing to the extent required by law, that are entered into between Molina and Molina Participating Providers for the performance of Health Care Services.

      1.25 Waxman-Duffy Act - is the Waxman-Duffy Prepaid Health Plan Act (commencing at Section 14200 of the California Welfare and Institutions Code), and the rules and regulations promulgated thereunder by the DHS.

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      1.26  NCQA - is the National Committee for Quality Assurance,
an   agency   responsible   for   accrediting   health  maintenance
organizations  and  from  which   Maxicare  is  preparing  to  seek
accreditation.

      1.27 HCFA - is the Health Care Financing Administration within the U.S. Department of Health and Human Services.

      1.28 GMC and PHP Contracts - are the contracts entered into by and between Molina and DHS pursuant to the Waxman-Duffy Act, under which Molina has been providing health benefits under the Medi-Cal Managed Care Program to Sacramento, Riverside and San Bernardino County Medi-Cal beneficiaries, and which Molina is, through separate agreement, assigning to Maxicare, subject to State approval.


                   ARTICLE II - MOLINA'S DUTIES


      2.01 Assign GMC and PHP Contracts - Simultaneously with the execution of this Agreement, Maxicare and Molina are entering into an Assignment Agreement in which, subject to State approval, Molina is assigning its GMC (Sacramento County) and PHP (San Bernardino and Riverside Counties) Medi-Cal contracts to Maxicare. Molina shall use its best efforts to obtain all necessary State approvals to assign the GMC and PHP Medi-Cal contracts to Maxicare.

      2.02 Arrange Health Care Services - Molina shall provide or arrange all Health Care Services to Molina Members as identified on the Eligibility List provided by Maxicare pursuant to Section 3.04 of this Agreement.

      2.03  Participating Providers.

            2.03.01     Standards.   Molina  agrees  to  provide or
arrange and pay for the provision of Health Care Services to Molina Members in accordance with the terms of this Agreement. Molina shall assure that all Health Care Services are provided by duly credentialed Molina Participating Providers who will provide such services consistent with the scope of their license, certification
or  accreditation  and   in   accordance  with  generally  accepted
standards of medical practice.    In addition, Molina Participating
Providers shall satisfy the standards for participation and all applicable requirements for providers of health services under the Medi-Cal Program as set forth in Title 22 of the California Code of Regulations, Article 4, Section 51200 et seq. Molina agrees that
Molina  Facilities  shall   comply   with  the  facility  standards
established by DHS as  set  forth  in  Title 22, California Code of
Regulations and with Maxicare  standards.   To the extent requested
by Maxicare, and provided Molina has received a satisfactory score on Maxicare's delegation audit, Molina shall credential, conduct
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precontractual audits of and  recredential all Molina Participating
Providers in accordance with Maxicare, DHS and NCQA standards. All Molina Participating Physicians must have privileges at a Molina Participating Hospital(s), unless the Maxicare Medical Director
agrees  otherwise  in  writing.      Molina  shall  cooperate  with
inspections of Molina Participating Providers, as conducted by DHS or Maxicare staff, that are required to assure compliance with DHS,
DOC, NCQA and/or Maxicare standards.   Maxicare agrees that it will
conduct the delegation audit, referenced above and elsewhere in this Agreement, in accordance with Maxicare written policies and
procedures regarding such  audits.    Those policies and procedures
will be provided  to  Molina  prior  to  the  conduct of the audit.
Maxicare and Molina understand that the delegation of claims payment responsibility to Molina by Maxicare, which is inherent in a capitation payment arrangement, does not relieve Maxicare of its responsibility under Section 1371 of the Knox Keene Act to assure that payment is made within the time periods specified in, and in accordance with the other requirements of, that Section of the Act.

            2.03.02 Adequacy and Availability. Molina shall demonstrate the continuous availability and accessibility of adequate numbers of Molina Participating Providers to provide Health Care Services to Molina Members on a 24-hour basis, seven
(7) days a week, including the provision of Emergency Services. Molina will have as a minimum meet all federal, state, Maxicare and NCQA standards regarding the availability, accessibility and/or continuity of care. Maxicare's current standards are included in the Maxicare Provider Manual, a copy of which will be separately provided to Molina, and which is subject to change by Maxicare upon five (5) days prior written notice to Molina, unless shorter notice is required to comply with law. Molina agrees to comply with the standards of availability and accessibility that Maxicare has filed with the DOC and DHS, and with State standards. A copy of Maxicare's standards will be provided to Molina prior to the execution of this Agreement. Currently, State availability standards require the Plan to meet the following practitioner-patient ratios and availability/accessibility standards:

                 (i)    One  full-time   equivalent   Primary  Care
Physician per two thousand (2,000) prepaid persons;

                 (ii) One full-time equivalent physician per one thousand two hundred (1,200) prepaid persons;

                 (iii)  One   full-time   equivalent  non-physician
medical practitioner per one thousand (1,000) prepaid persons;

                 (iv)   One  (1)   designated   Emergency  Services
facility in Sacramento County, providing care on a 24-hour basis, seven (7) days a week;


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                 (v)    Travel distance to a Primary Care Physician
and/or hospital must be no more than five miles in an urban area; thirty in a rural area, unless longer or shorter distances are customary in the community, in which case the community standard applies;

                 (vi) Wait times for emergency, urgently needed and/or elective office visits must conform to the standards which Maxicare has filed with DHS and DOC; and,

                 (vii) Wait times to see a physician once the member arrives in the office must also conform to the standards which Maxicare has filed with the DHS and DOC, as must telephone wait time.

            2.03.03 List of Providers. Molina shall provide to Maxicare prior to the date that Maxicare must file its notice of material modification with the Department of Corporations seeking approval for the Molina - Maxicare contractual relationship a complete list of the names, addresses, specialties, license numbers, telephone numbers, hospital privileges, board certification, Medi-Cal certification number, DEA number, normal hours of operation and other information as Maxicare may reasonably request for each Molina Participating Physician and the names, addresses, license or certification numbers, scope of services, accreditation status, Medi-Cal certification number and other information as Maxicare may reasonably request regarding each Molina Participating Provider other than a Molina Participating Physician who will be providing Health Care Services under the Maxicare Medi-Cal Plan. Molina agrees to provide Maxicare with any additional provider information required by the DHS and DOC.

            2.03.04 Changes in Provider Network. Molina will provide Maxicare an updated list of Molina Participating Providers on a monthly basis and Maxicare shall publish periodically either a new Participating Provider Directory or an amendment to the existing Participating Provider Directory as required by DHS. Molina's updated monthly list shall identify those Molina Participating Providers which have been added or deleted from the previous monthly list of Molina Participating Providers, and those Molina Participating Providers that have changed office locations, phone numbers or other information disclosed in the Directory. Molina shall immediately inform Maxicare of the termination of any Molina Primary Care Physician so that Maxicare may reassign all Molina Members assigned to that Primary Care Physician. When a Molina Participating Provider moves to a new facility, Molina shall conduct an on-site inspection of such new facility as required by law, provided Molina has passed Maxicare's delegation audit and entered into a delegation agreement with Maxicare to provide such inspections and/or audits.


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            In addition, Molina  shall  immediately inform Maxicare
of any other type of provider change that may impact Maxicare's responsibilities under the Medi-Cal Agreement of law. In the event of termination of a Molina Participating Provider for any reason, Molina remains responsible for the continued provision of Health Care Services to all Molina Members, including those who are
receiving  Health  Care   Services   from   the  terminated  Molina
Participating Provider.

            2.03.05 Primary Care Physician. Molina shall ensure that an appropriate Primary Care Physician is available for each Molina Member. A Molina Member may select a Primary Care Physician or Maxicare may assign a Molina Member to a Primary Care Physician.

      2.04 Insurance. Molina shall maintain professional liability insurance and general liability and errors and omissions liability insurance in the minimum amounts of five million dollars ($5,000,000) per person and ten million dollars ($10,000,000) total liability for coverage of Molina, its agents and employees. In the event Molina procures a claims made policy, as distinguished from an occurrence policy, Molina shall procure and maintain prior to termination of such insurance, continuing extended reporting coverage for the maximum term provided in the professional liability policy. Molina shall notify Maxicare of any material changes in insurance coverage and shall provide a certificate of such insurance to Maxicare upon request. Molina shall require Molina Participating Providers to maintain insurance consistent with the standards of the relevant community.

      2.05 Acceptance of Members. Molina shall accept as Molina Members all Maxicare Medi-Cal Members who chose a Molina Primary Care Physician or who are assigned to Molina in accordance with Medi-Cal and Maxicare procedures.

      2.06 Coordination of Benefits. Molina may recover the costs of Health Care Services rendered to a Molina Member and provided or paid for by Molina, to the extent a Molina Member is covered for such services under any other state or federal medical care program or under other contractual or legal entitlement, including, but not limited to, private group or individual indemnification programs, in accordance with applicable coordination of benefits laws.

      2.07 Third Party Liability. Neither Molina nor any Molina Participating Provider(s) may attempt to recover costs of Health Care Services in circumstances involving casualty insurance, tort liability or workers' compensation. Molina shall notify Maxicare within five (5) calendar days of discovering any circumstances involving a Molina Member which may result in the Molina Member recovering tort liability payments, casualty insurance payments or


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workers'  compensation  awards.    Molina  shall  also  provide  to
Maxicare such other related information as required under the Medi-Cal Agreement (see Section 3.41 of the draft Medi-Cal Agreement). The parties understand and agree that the Medi-Cal Agreement provides that said recoveries are the exclusive property of the DHS.

      2.08  Molina Licensure and Compliance.

            2.08.01 Knox-Keene License; Medi-Cal Certification. Throughout the term of this Agreement, Molina shall maintain Knox-Keene licensure in good standing with the DOC, so that Molina can assume full risk under this Agreement, and Medi-Cal certification.

            2.08.02 Regulatory Approval. Molina shall have and maintain throughout the term of this Agreement, via appropriate approval by all applicable regulatory bodies, including, without limitation, the DOC, approval for Molina to participate in the Maxicare Medi-Cal Plan and to provide Health Care Services under this Agreement within the Molina Service Area. Molina shall provide to Maxicare written evidence of such approval prior to enrolling any Molina Members pursuant to this Agreement.

            2.08.03 Approved Molina Service Area. Molina shall accept assignment of persons under this Agreement only within the Molina Service Area for Medi-Cal enrollees, unless the parties agree otherwise in a written amendment to this Agreement.

            2.08.04 Licensure Changes/Limitations. Molina shall notify Maxicare in writing within five (5) working days in the event of any suspension, restriction or limitation is placed on its license by the DOC or its certification by DHS or the licensure, certification or accreditation of any Molina Participating Provider.

      2.09 Quality Assurance and Remedial Procedures. The parties shall mutually agree upon and implement a quality assurance program for application to Maxicare Medi-Cal Members, in accordance with the requirements of the Knox-Keene Act, the Waxman-Duffy Act, the Medi-Cal Agreement, and Maxicare's notice of material modification
filed with the DOC.    The  Maxicare Plan quality assurance program
shall include maintenance of a Maxicare Medi-Cal Plan Quality Assurance Committee which shall be responsible for oversight of all Health Care Services provided to Maxicare Medi-Cal Members. A Molina designated physician shall participate in the Maxicare Plan Quality Assurance Committee. Molina shall additionally maintain an independent Quality Assurance Committee for reviewing matters related to Molina Members which shall meet at least monthly. Molina may satisfy this requirement by establishing a Subcommittee to the Molina Quality Assurance Committee. Molina shall, through its Medi-Cal Plan Quality Assurance Committee or Subcommittee, perform quality assurance reviews of Health Care Services provided
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to Molina Members  in  compliance  with  the Maxicare Medi-Cal Plan quality assurance program as brought before Molina internally or from Maxicare's Medi-Cal Plan Quality Assurance Committee, the NCQA, DOC, DHS and any other governmental agencies with regulatory
or  enforcement  jurisdiction  over  this  Agreement.    The Molina
Quality Assurance Committee shall keep minutes of the committee meetings, a copy of which shall be made available to the Maxicare
Medi-Cal Plan Quality Assurance  Committee.   A Maxicare designated
physician  may  participate   in   the   Molina  Quality  Assurance
Committee's review of Molina Member matters. Maxicare shall conduct quality improvement and quality assurance functions, and/or, if Molina passes Maxicare's delegation audit and enters into a written
delegation  agreement  with   Maxicare   in  which  Molina  accepts
responsibility  for  performing   quality  improvement  or  quality
assurance  functions,  Maxicare  shall   monitor  and  oversee  the
performance of quality of care functions by Molina.

      Molina and Molina Participating Providers shall abide by Maxicare's written Quality Management Program, and Maxicare's policies and procedures, including, but not limited to, any addressing the following subjects: (1) Oversight of Quality Management Functions Delegated to Molina ; (2) Assessment of Medical Groups and IPAs for Delegated Quality Management; (3) Monitoring and Oversight of Quality Management Activities of Network Providers; (4) Delegation of Quality Management - HMO Coalition Studies; (5) Delegation of Quality Management - Medical Records Audits; (6) Delegation of Quality Management - Medi-Cal Facility Inspections; and (7) Standards for Delegated Quality Improvement.

      2.10 Utilization Review. Molina shall develop a utilization review program in conformance with the requirements of the DOC, DHS, HCFA, NCQA, Maxicare's notice of material modification filed with DOC, and the Maxicare Medi-Cal Plan Quality Assurance Committee. Molina shall maintain a Utilization Review Committee which shall meet as frequently as necessary. The Utilization Review Committee shall keep minutes of the committee meetings, copies of which shall be made available to Molina. Molina shall review elective referral and hospital admissions on a concurrent and prospective basis and Emergency Services on a retrospective basis. Maxicare shall conduct utilization management functions, and/or, if Molina passes Maxicare's delegation audit and enters into a delegation agreement with Maxicare accepting responsibility for performing utilization management functions, Maxicare shall monitor and oversee the performance of those functions by Molina. Molina and Molina Participating Providers shall comply with Maxicare's Policies and Procedure regarding utilization management.

      2.11  Credentialing.    Molina   shall   be  responsible  for
credentialing Molina Participating Providers in accordance with the standards of the NCQA, HCFA, DOC and DHS and the Maxicare Medi-Cal

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Plan Quality Assurance Committee,  provided  that Molina achieves a satisfactory score on Maxicare's delegation audit and enters into a written delegation agreement with Maxicare covering credentialing
and  recredentialing  of   providers.      Maxicare  shall  conduct
credentialing and recredentialing functions, and/or, if Molina passes Maxicare's delegation audit and is delegated responsibility
for  performing   credentialing   and   recredentialing  functions,
Maxicare shall  monitor  and  oversee  the  performance  of   those
functions by Molina.

      2.12 Non-discrimination. Molina and Molina Participating Providers shall not unlawfully discriminate against any employee nor applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age (over 40) or sex. Molina and Molina Participating Providers shall ensure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination. Molina and Molina Participating Providers shall comply with the provisions of the Fair Employment & Housing Act (California Government Code, Section 12990, et seq.) and the applicable regulations promulgated thereunder (CCR, Title 2,
Section 7285.0, et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code,
Section 12990, set forth in Chapter 5 of Division 4 of Title 2 of the CCR are incorporated into this Agreement by reference and made a part hereof as if set forth in full. Molina and Molina Participating Providers shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement. Molina shall include the non-discrimination and compliance provisions of this
Section  in  all  subcontracts   to  perform  services  under  this
Agreement.

      Molina and Molina Participating Providers shall not discriminate against Medi-Cal Members because of race, color, creed, religion, ancestry, marital status, sexual orientation, national origin, age, sex, economic status, or physical or mental handicap in accordance with Title VI of the Civil Rights Act of 1964, 42 USC Section 2000d, rules and regulations promulgated pursuant thereto, or as otherwise provided by law or regulation.

      2.13  Accounts Payable System.

            2.12.01 Provider Claims. Molina agrees to operate its accounts payable system in a manner which assures that providers of authorized Health Care Services, including Molina Participating Providers and noncontracting providers, receive timely payment for Health Care Services rendered to Molina Members. For purposes of this Agreement, timely payment shall mean payment within the time specified in the applicable agreement between Molina and the provider. If such agreement does not specify a time period or if no agreement is in place, timely payment shall mean payment within the time periods required by California law.
                             15 of 48

            2.13.02 Member Claims. Molina shall pay, within the time periods required by law, all uncontested claims for Emergency Services or other Health Care Services for which a Molina Member has been billed. If the claim is contested by Molina, Molina shall notify the Provider Member that the claim is contested within the time period specified in this paragraph and shall provide Maxicare a copy of the notice. The notice shall identify the portion of the claim that is contested and the specific reasons for contesting the claim. All such notices shall be in a form acceptable to Maxicare and shall contain the disclosures required by law. Maxicare shall oversee Molina's performance of these and all delegated functions and, as part of its overall member grievance process, shall be responsible for expedited review of member grievances concerning nonpayment or late payment of claims.

      2.14 Protection of Members. Neither Maxicare, Molina, nor any Molina Participating Provider may request, demand, require or seek directly or indirectly the transfer, discharge, removal or nonreferral of any Medi-Cal Member for reasons of the Medi-Cal Member's need for, or utilization of, Health Care Services or the cost of those Health Care Services. Maxicare is responsible for approving and implementing any Molina Member transfer, in accordance with the process outlined in the Evidence of Coverage. Molina agrees to look only to Maxicare for payment of Health Care Services, except for amounts collected through COB. Molina may not bill, charge, collect a deposit from, seek remuneration from, surcharge or have any recourse against a Maxicare member or Molina Member or persons acting on the member's behalf (other than Maxicare or the COB payer). In the event that Molina surcharges any Maxicare member or Molina Member, or if any Molina Participating Provider does so, Molina shall refund the money to the member within fifteen (15) days. Molina agrees not to maintain any action at law or in equity against Maxicare members or Molina Members to collect sums owed by Maxicare, even if Maxicare fails to pay, becomes insolvent, or otherwise breaches the Agreement. This Section shall survive termination of this Agreement. This Section supersedes any oral or written agreement to the contrary now existing or hereinafter entered into between Molina and a member or persons acting on the member's behalf, insofar as the agreement relates to payment for Health Care Services. Molina shall ensure that a provision consistent with the terms of this Section is included in all Molina Subcontracts.

      2.15 Child Health and Disability Prevention ("CHDP") Program Services. Molina agrees to maintain and operate a system which ensures the provision of CHDP services to Medi-Cal Members under the age of 21 in accordance with Title 17, California Code of Regulations, Section 6800 et seq. Maxicare shall have the right and duty to monitor and oversee Molina's performance.



                             16 of 48

      2.16  Identification  of   Officers,   Owners,  Stockholders,
Creditors. As required by DHS, Molina shall identify the names of the following persons by listing them on Addendum F to this
Agreement: (i) Molina officers and owners; (ii) Molina shareholders owning greater than ten percent (10%) of any stock issued by Molina; and (iii) major creditors holding more than five percent (5%) of any debts owed by Molina. Molina shall notify Maxicare within thirty (30) days of any changes in the information provided in Addendum F. Molina shall also complete a Maxicare Physician Network Application, update any information in the completed Application as it changes, and provide such other information as Maxicare reasonably needs regarding Molina and Molina Participating Providers as Maxicare needs to: conduct credentialing, recredentialing and/or credentialing and/or to oversee the performance of those functions by Molina; to produce the Provider Directory; and to comply with applicable government reporting requirements.

      2.17  Molina Subcontracts.

            2.17.01 Subcontracts. Molina shall maintain and make available to DHS and Maxicare copies of all executed Molina Subcontracts. Molina shall have written subcontracts with all usually or frequently used providers. Through the use of statements on the referral form or confirming letters, Molina shall ensure that all referral providers who have not entered into written subcontracts with Molina are bound to hold members,
Maxicare and the State harmless in the event Molina does not pay for services. All Molina Subcontracts shall be in writing and shall be consistent with the terms and provisions of this Agreement and in compliance with applicable State and federal laws. Each Molina Subcontract shall contain the amount of compensation which the Molina Subcontractor will receive under the term of the Molina Subcontract. Each Molina Subcontract shall also provide that the State of California, DHS, Maxicare and Molina Members are held harmless in the event Molina does not pay for services under the Molina Subcontract. All Molina Subcontracts shall contain the additional clauses required by the DHS to be in all subcontracts, which are set forth in Addendum I and incorporated herein by reference and which apply to Molina as well as its subcontractors. Molina shall complete and/or require its Participating Physicians to complete the risk calculation worksheets and attestations required to be submitted by Maxicare to HCFA pursuant to 61 FR 13431, as amended. A copy of the worksheets and disclosure statement will be separately provided to Molina if Molina does not have the documents. Copies of the completed worksheets and attestation forms shall be submitted to Maxicare for submission to HCFA. If the risk calculation worksheets show that Molina or any Molina Participating Physician is at substantial risk, as defined in the regulation, and that the patient panel size is less than 20,000 patients, using one of the calculation methods set forth in the regulations, then Molina shall purchase, or require its Participating Physicians to purchase, stop loss coverage at the
                             17 of 48
levels required by the regulation. To assure compliance with these regulations, each Molina contract shall require the Participating Physicians to obtain such stop loss coverage, at Molina's expense or at the Participating Provider's expense, to the extent required by Federal rules concerning physician incentive plans (61 FR 13430) and at the levels required by those regulations.

            2.17.02 Records. Molina shall require all Molina Subcontractors to make their books and records pertaining to Health Care Services available at all reasonable times for inspection, examination, or copying by the DHS, DOC, DOJ, DHHS and Maxicare. Molina shall also require all Molina Subcontractors to retain such books and records for a term of at least five years from the close of the fiscal year in which the Molina Subcontract is in effect.

            2.17.03 Continuing Care Requirements. Molina shall require all Molina Participating Providers to assist Molina and Maxicare in the orderly transfer of the medical care of Molina Members in the event of termination of the Medi-Cal Agreement, including, without limitation, making available to DHS copies of medical records and any other pertinent information necessary for efficient case management of Medi-Cal Members, as determined by DHS.

            2.17.04 Continuing Obligations. The obligations of Molina and Molina Subcontractors under this Section 2.17 shall not terminate upon the termination of this Agreement.

      2.18 Local Health Department Coordination. As more fully set out in the Medi-Cal Agreement, Maxicare will enter inter an agreement for the specified public health services with the Local Health Department ("LHD") in Sacramento, Riverside and/or San Bernardino Counties. The agreement will specify the scope and responsibilities of the County, Maxicare and Molina billing and reimbursements, reporting responsibilities, and medical record management to ensure coordinated health care services. The specified public health services under the agreement are as follows:

            2.18.01     Family  planning   services,  as  specified
under the Medi-Cal Agreement.

            2.18.02 Sexually transmitted disease ("STD") services diagnosis and treatment of disease episode of the following STDS: syphilis, gonorrhea, chlamydia, herpes simplex, chancroid, trichomoniasis, human papilloma virus, non-gonococcal urethritis, lymphogranuloma venereum and granuloma inguinale.

            2.18.03     Confidential  HIV   testing,  as  specified
under the Medi-Cal Agreement.


                             18 of 48

            2.18.04     Immunizations, as specified under the Medi-
Cal Agreement.

            2.18.05     California Children Services.

            2.18.06     Maternal and Child Health.

            2.18.07     Child  Health   and  Disability  Prevention
Program.

            2.18.08     Tuberculosis Direct Observed Therapy.

            2.18.09     Women, Infants,  and  Children Supplemental
Food Program.

            2.18.10     Population   based   Prevention   Programs:
collaborate in LHD community based prevention programs.

            The  services  specified  in  Sections  2.18.01 through
2.18.04 require reimbursement to the LHD. The parties understand and agree that, subject to Maxicare oversight, Molina shall be responsible for the arrangement, support and coordination of said services, billing and reimbursements, reporting responsibilities, and medical record management to ensure coordinated health care services involving Molina Members.

      2.19 Pharmacy and Formulary Compliance. In accordance with Title 22, California Code of Regulations, Section 53214, Molina shall comply with DHS standards for the appropriate use, storage and handling of pharmaceutical items. Molina shall permit periodic audits upon reasonable notice by Maxicare or DHS to measure Molina's compliance with DHS standards and to provide recommendations regarding improvement.

      2.20 Additional Responsibilities. Provided Molina passes the delegation audit conducted by Maxicare and enters into a delegation agreement with Maxicare setting forth the terms for the delegation, Molina shall have additional responsibilities as identified in the Matrix of Responsibilities attached hereto and incorporated herein as Addendum G.


                  ARTICLE 3 - DUTIES OF MAXICARE


      3.01 Medi-Cal Agreement. Maxicare will endeavor to maintain the GMC Agreement in effect throughout the term of this Agreement. Maxicare will administer the Medi-Cal Agreement and will be responsible for government relations functions pertaining to the Medi-Cal Agreements, including but not limited to, acting as the


                             19 of 48
liaison with DOC and DHS, for all purposes related to the provision of Health Care Services to Molina Members under the Medi-Cal Agreement. Molina shall cooperate with Maxicare in regard to all government relations functions and shall provide Maxicare with such information and assistance as it needs to maintain compliance with Federal, State and local requirements. Maxicare agrees to cooperate with Molina in efforts to secure the assignment of all GMC and PHP Agreements from Molina to Maxicare.

      3.02 Licensure. Throughout the term of this Agreement, Maxicare will remain a licensed health care service plan in good standing with the DOC. Maxicare shall notify Molina in writing within five (5) working days in the event of any suspension, restriction or limitation placed on its license or approved service area by the DOC.

      3.03 Enrollment and Exclusivity. Maxicare will enroll Medi-Cal Members into the Maxicare Medi-Cal Plan in accordance with applicable State and federal laws and the Medi-Cal Agreement. During the current term of the assigned GMC and PHP Contracts, Maxicare will assign all Medi-Cal Members to Molina as Maxicare's exclusive provider, provided that Molina is in material compliance with the terms of this Agreement, including but not limited to the requirements to provide Health Care Services in a manner that assures the availability, accessibility, continuity and quality of care. In the event Molina is in material breach of this Agreement, Maxicare may contract with other provider networks to assure the availability, accessibility, continuity and quality of care to Medi-Cal Members.

      3.04 Verification of Eligibility. Within five (5) days after receipt of the monthly Eligibility List from DHS, Maxicare will provide to Molina a copy of such Eligibility List listing the Molina Members based on DHS information. Such Eligibility List for Molina Members shall be provided to Molina in a mutually agreeable electronic data submission format.

      3.05 Member Information and Identification Cards. Within the time period required by law, after Maxicare receives notice of the effective date of enrollment, Maxicare shall distribute to new Molina Members: (i) the information required to be provided to Molina Members under applicable State laws, including, without limitation, the Maxicare Evidence of Coverage, Disclosure Form, and Participating Provider Directory; and (ii) an identification card which identifies the Molina Member as a Maxicare Medi-Cal Member assigned to a Molina Primary Care Physician.

      3.06 Insurance. Maxicare shall maintain professional liability insurance, general liability insurance and directors and officers liability insurance to the extent required by law. Maxicare shall notify Molina of any material changes in insurance coverage and shall provide a certificate of such insurance to Maxicare upon request.
                             20 of 48

      3.07 Management of Delegated Quality Improvement Activities. As more fully set out in the Medi-Cal Agreement, Maxicare will maintain a system to help ensure accountability of delegated quality improvement ("QIP") activities including, but not necessarily limited to:

            3.07.01 Maintenance of written and procedures which describe delegated activities, QIP authority, function, and responsibilities, how Molina will be informed of the scope of QIP responsibilities, and Molina's accountability for delegated activities.

            3.07.02 Establish reporting standards to include findings and actions taken by Molina as a result of QIP activities with the reporting frequency to be at least quarterly.

            3.07.03 Maintenance of written procedures and documentation of continuous monitoring and evaluation of the delegated functions, evidence that the actual quality of care being provided meets professionally recognized standards.

            3.07.04 Audit and document that Molina has the administrative capacity, task experience, and budgetary resources to fulfill its responsibilities and take, or require Molina to take, necessary corrective action if it does not.

            3.07.05 Maxicare will have the right to approve, or require revisions of, Molina's QIP, including its policies and procedures, to assure that the QIP and policies and procedures meet Maxicare's standards and the requirements of DHS, DOC, HCFA and NCQA.

            3.07.06 Maxicare will use its best efforts to ensure that the quality of care being provided is being continuously monitored and evaluated. Molina shall promptly provide Maxicare with the access to all records, facilities, equipment, encounter data and other information of Molina or Molina's Participating Providers, as may be needed by Maxicare to perform such monitoring and evaluation.

            3.07.07 Maxicare will investigate all potential quality issues involving Molina Members and Molina Participating Providers and shall take appropriate action upon finding an actual quality issue. Molina and its Participating Providers shall report to Maxicare any actual or potential quality of care issues of which they become aware. Molina and its Participating Providers shall cooperate with such investigations and abide by Maxicare's determinations.




                             21 of 48

      3.08 Management of Delegated Credentialing Activities. As more fully set out in the Medi-Cal Agreement, Maxicare is responsible for the implementation and maintenance of policies and procedures which delineate the credentialing activities which are delegated to Molina under this Agreement, and Maxicare shall monitor and/or verify such activities. The parties understand and agree that, to the extent that Maxicare enters into a delegation agreement with Molina, delegating responsibility for these credentialing activities to Molina, Molina shall ensure the qualification of all Molina Participating Providers, approve new providers and sites, and terminate or suspend individual providers, in accordance with the standards of the DOC, DHS, HCFA, NCQA and Maxicare. Maxicare shall perform on-site audits, inspections and investigations of Molina Participating Providers as required by the DHS and as necessary to investigate a potential quality issue involving a Molina Participating Provider, and Molina and Molina Participating Providers shall cooperate with Maxicare's audits, inspections and investigations. Molina shall maintain a provider appeals process through which Molina Participating Providers can appeal adverse credentialing, recredentialing or disciplinary actions. The appeals process must provide due process to the physician and meet the requirements of the Federal Health Care Quality Improvement Act and NCQA.

      3.09 Management of Delegated Utilization Review Activities. As more fully set out in the Medi-Cal Agreement, Maxicare is responsible for the implementation and maintenance of a utilization management program which meets the requirements of the Medi-Cal Agreement. To the extent that Maxicare enters into a delegation agreement with Molina covering these activities, Molina shall develop a utilization review program in conformance with the requirements of the Medi-Cal Agreement, DOC, DHS, NCQA and Maxicare. Molina shall maintain a Utilization Review Committee which shall meet as frequently as necessary. The Utilization Review Committee shall keep minutes of the committee meetings, copies of which shall be made available to Maxicare. Molina shall review elective referral and hospital admissions on a concurrent and prospective basis and Emergency Services on a retrospective basis. Maxicare shall ensure that said delegated utilization management activities are regularly evaluated and approved or corrected and that the such process is documented.

      3.10  Member Satisfaction  Surveys.    Maxicare  will conduct
member satisfaction surveys of Molina Members as required under the Medi-Cal Agreement.

      3.11 Additional Responsibilities. Maxicare shall have additional responsibilities as identified in the Matrix of
Responsibilities  attached  hereto   and   incorporated  herein  as
Addendum G. The specific details for these additional responsibilities shall be mutually agreed upon by the parties and consistent with the notice of material modification filed by Maxicare with the DOC.
                             22 of 48

                ARTICLE 4 - JOINT RESPONSIBILITIES


      4.01 Solicitation of Enrollment. The parties may mutually develop a plan for marketing the Maxicare Medi-Cal Plan and Molina's participation in the Maxicare Medi-Cal Plan. Any marketing plan shall be developed in compliance with all applicable laws.

      4.02 Agency Inquiries and Complaints. If Molina receives any inquiry, complaint, deficiency notice or request for corrective action from HCFA, DHS, DOC, DOJ or the DHHS or from a Molina Member relating to Molina's arrangement of Health Care Services under this Agreement, Molina's performance of delegated functions hereunder, or relating to the administration of the Maxicare Medi-Cal Plan or to the arrangement of Health Care Services to Medi-Cal Members, Molina shall notify Maxicare within one (1) working day of the receipt of the matter. If Maxicare receives any inquiry, complaint, deficiency notice or request for corrective action from DHS, DOC, DOJ, DHHS or from a Member relating to Molina's arrangement of Health Care Services or performance of delegated duties under this Agreement, Maxicare shall notify Molina, so that Molina may promptly provide Maxicare with such records and/or other information as Maxicare requires to respond to the complaintant. The parties shall cooperate fully and as necessary to resolve such matters.

      4.03 Member Grievance Procedures. Molina shall abide by Maxicare's Member Grievance Procedures as may be amended from time to time, with approval of DOC and DHS which are briefly summarized in the Evidence of Coverage attached as Addendum B and a more complete copy of which will be separately provided, along with any updates thereto, by Maxicare.. Molina shall abide by, and implement upon request, all Maxicare, DOC and DHS determinations on Molina Member appeals and grievances. To the extent that Maxicare delegates any member relations functions to Molina, Maxicare shall oversee the performance of those functions. Molina shall assure that Maxicare is notified within one (1) day of any Molina Member complaint or grievance received by Molina or any Molina Participating Provider. A copy of Maxicare's current Member Grievance Procedure is attached hereto as Addendum J and is incorporated by reference herein. Notwithstanding the terms of
Section 11.02, Addendum J may be amended by Maxicare, by providing Molina with written notice of the change, provided the change has been approved by DHS and DOC.

      4.05 Additional Responsibilities. The parties shall have additional responsibilities as identified in the Matrix of
Responsibilities  attached  hereto   and   incorporated  herein  as
Addendum G. The specific details for these additional responsibilities shall be mutually agreed upon by the parties and shall be included in a Policies and Procedures Manual that will be jointly developed by the parties.
                             23 of 48

                     ARTICLE 5 - COMPENSATION


      In exchange for the provision of Health Care Services to Molina Members and the performance of other duties in accordance with the terms of this Agreement, Maxicare shall pay Molina
Capitation Payments at the rates and according to the procedures set forth in Addendum H attached hereto and incorporated herein. Maxicare's obligation to make Capitation Payments to Molina shall not begin until the first month in which a Maxicare Medi-Cal Member has been assigned to Molina under the Medi-Cal Agreement. The Capitation Payment rates specified in Addendum H were established on the assumption that Molina will pass the delegation audit and will perform delegated duties as discussed in this Agreement and in the Responsibility Matrix attached hereto. Should Maxicare and Molina not enter into a delegation agreement and should Maxicare instead perform the functions intended to be delegated to Molina, then the Capitation Payment rate shall be reduced by an actuarially determined amount to reflect the additional duties to be performed by Maxicare. In the event the parties are unable to agree on the amount of adjustment, the dispute shall be submitted to arbitration in accordance with the terms of this Agreement. In the event that any DHS quarterly audit shows that Molina's "administrative costs", as defined in the amended GMC and/or PHP contracts assigned to
Maxicare, is at a level that, when combined with Maxicare's administrative costs, exceeds the fifteen percent (15%) limit placed on those combined costs in the applicable GMC or PHP contract, Molina agrees to use best efforts to reduce its administrative costs. In the event that, on an annual aggregate basis, Molina's administrative costs, when combined with Maxicare's, exceed the fifteen percent (15%) annual aggregate permitted in the assigned contracts, Molina shall pay Maxicare a penalty equal to the penalty imposed on Maxicare by DHS or CMAC, if any, except that, if Maxicare's current administrative costs exceed the budgeted costs, Maxicare will pay its pro rata share of the penalty. Such payment shall be made within five (5) business days of Maxicare receiving notice of penalty from DHS or CMAC. The failure of Molina to maintain administrative costs at a level that, when combined with Maxicare's administrative costs, complies with the limit in GMC and/or PHP contracts, shall be considered a material breach of this Agreement if not cured within one quarter.


                         ARTICLE 6 - TERM


      The initial term of this Agreement shall commence concurrently with the effective date of the Medi-Cal Agreement (the "Commencement Date"), subject to Department of Corporations, approval of the Letter of Agreement between Maxicare and Molina and shall continue for a period of five years. This Agreement shall thereafter automatically renew for additional one year terms, unless sooner terminated as set forth in Article 7 below.
                             24 of 48

                      ARTICLE 7 - TERMINATION


      7.01 Molina's Right to Termination. Subject to the prior written approval of DHS and the medically appropriate transfer of all Molina Members to other Maxicare participating providers, Molina shall have the right to terminate this Agreement at the end of the month in which written notice of termination is delivered to Maxicare in the following circumstances:

            (i) revocation, suspension or expiration of Maxicare's license as a health care service plan pursuant to the Knox-Keene Act;

            (ii) Maxicare's breach of any material term, covenant or condition of this Agreement and subsequent failure to cure such breach within thirty (30) calendar days after notice by Molina of such breach. The remedy of such breach within thirty (30) calendar days of receipt of such notice shall continue this Agreement in full force and effect for the remaining term, subject to any of the rights of termination contained in this or any other provision of this Agreement; or

            (iii) Maxicare's material failure to comply with the Medi-Cal Agreement, the Knox-Keene Act or the Waxman-Duffy Act or the rules and regulations promulgated thereunder, as evidenced by a deficiency notice or cease and desist letter from HCFA, DOC or DHS, and failure to cure such material failure within forty-five (45) days of the receipt of such notice from DOC or DHS or such longer period as is specified in the HCFA, DOC or DHS notice.

      7.02 Maxicare's Right to Termination. Subject to the prior written approval of DHS and the medically appropriate transfer of all Molina Members to other Maxicare participating providers, Maxicare shall have the right to terminate this Agreement at the end of the month in which written notice is delivered to Molina, in the following circumstances:

            (i) revocation, suspension or expiration of Molina's license as a health care service plan pursuant to the Knox-Keene Act or certification for participation in Medi-Cal;

            (ii) the revocation, suspension or expiration of the licenses and/or Medi-Cal certifications of, or termination of their Molina subcontracts by, a significant number of Molina's Participating Providers. For purposes of this Section, the number of providers will be deemed significant if the loss of those providers results in noncompliance with availability and/or accessibility standards or if it results in the transfer of more than ten percent (10%) of all Molina Members;


                             25 of 48

            (iii) Molina's breach, or the breach by any Molina Participating Provider, of any material term, covenant or condition of this Agreement or of any delegation agreement entered into between Maxicare and Molina, and subsequent failure to cure such breach within thirty (30) calendar days after notice by Maxicare of such breach; or

            (iv) Molina's material failure, or the material failure of any Molina Participating Provider, to comply with the Federal HMO Act, the Medi-Cal Agreement, the Knox-Keene Act or the Waxman-Duffy Act or the rules and regulations promulgated thereunder, or NCQA requirements, as evidenced by a deficiency notice or cease and desist letter from DOC HCFA, DHS or NCQA, and the failure of Molina to cure such material failure within forty-five (45) days of the receipt of such notice from DOC, DHS, HCFA, or NCQA or such longer period as may be specified in the notice.

      7.03 Termination of Medi-Cal Agreement. Subject to any continuation of care obligations set forth in this Agreement or the Medi-Cal Agreement, this Agreement may be terminated upon mutual consent of the parties upon the termination, nonrenewal, transfer or assignment of the Medi-Cal Agreement.

      7.04 Termination Without Cause. Subject to the prior written approval of DHS, either party may terminate this Agreement with or without cause effective upon the renewal date of this Agreement by giving written notice to the other party at least one hundred eighty (180) days prior to the renewal date.

      7.05 Notification of DHS of Amendment or Termination. Molina shall notify DHS in the event of an amendment or termination of this Agreement. Notice shall be given by properly addressed letter deposited in the United States Postal Service as first-class postage-prepaid registered mail. Any termination under Sections 7.01, 7.02 or 7.04 above is subject to the prior written approval of DHS.

      7.06  Termination  of   Enrollment   of   a   Molina  Member.
Termination of enrollment of a Molina Member shall be in accordance with the terms of the Maxicare Medi-Cal Plan.

      7.07 Continuing Care Period. Molina shall continue to provide Health Care Services to Molina Members as required by this Agreement after the effective date of termination of this Agreement until either: (i) such services are complete or the Molina Member can be safely transferred to the care of another provider and such transfer does not violate State laws regarding abandonment of patients; or (ii) Maxicare has made provisions for the assumption of such services, whichever occurs first. Maxicare will use its best efforts to provide for the assumption of such services as soon as is reasonably practicable, taking into account the best interests of the Molina Member and the availability of appropriate

                             26 of 48
providers. Compensation to Molina on behalf of Molina Participating Providers during this continuing care period will be compensated at sixty percent (60%) of the DHS Medi-Cal fee schedule, which shall be accepted by Molina and Molina Participating Providers as payment in full. Notwithstanding the above, in the event that Maxicare should become insolvent, Molina agrees to continue providing Health Care Services to Molina Members in accordance with the terms of this Agreement even though Maxicare cannot pay for the care, until the sooner of: (a) The duration of the period for which the Members' premiums have been paid to Maxicare and until the time of discharge for Members confined in an inpatient facility; or (b) The date the Member becomes covered under another plan of health insurance with similar benefits. This Section and all other Sections of the Agreement are subject to the Member hold harmless clause and shall survive termination of the Agreement. Maxicare shall notify Molina in a timely manner in the event Maxicare becomes insolvent.

      7.08 Other Remedies. In the event that Molina loses its license or fails to meet Maxicare or DOC standards for assuming full risk for the provision of Health Care Services, Maxicare may, in its sole discretion, in lieu of termination, offer Molina the opportunity to continue participation in Maxicare's Medi-Cal Plan on a shared risk basis. In the event that Maxicare notifies Molina of a breach of this Agreement or of the Delegation Agreement that is not necessarily a material breach, Maxicare may demand that Molina take appropriate corrective action. The failure of Molina to take appropriate corrective action within the reasonable time specified in the corrective action notice shall be considered a material default of this Agreement.


                  ARTICLE 8 - DISPUTE RESOLUTION


      8.01 Arbitration. The parties agree to meet and confer in good faith to resolve any problems or disputes that may arise under this Agreement. Such negotiation shall be a condition precedent to the filing of any arbitration demand by either party. Any controversy, dispute or claim between the parties arising out of or relating to interpretation, performance or breach of this Agreement shall be resolved by mandatory, binding arbitration at the request of either party, in accordance with the California Arbitration Act, California Code of Civil Procedure, Sections 1280-1294.2 and
subject to the terms of this Section of the Agreement. The arbitration shall be conducted in Los Angeles, California by a single, neutral arbitrator who is licensed to practice law in the State of California and who has a expertise in the field of health law and/or health care. The arbitration shall be conducted under the auspices of National Health Lawyers Association. ("NHLA"), except that if NHLA is nor longer in existence or is otherwise unable to appoint a neutral arbitrator, the parties shall conduct

                             27 of 48
arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") as supplemented by the provisions in this Section 8.01. If the parties are unable to agree on the choice of the arbitrator, then the parties agree that either NHLA or AAA shall appoint a neutral arbitrator.

      The arbitrator shall apply California substantive law and federal substantive law where State law is preempted. Civil
discovery  for  use  in  such   arbitration  may  be  conducted  in
accordance with the California Code of Civil Procedure and the California Evidence Code, and the arbitrator selected shall have the power to enforce the rights, remedies, duties, liabilities, and obligations of discovery by the imposition of the same terms, conditions and penalties as can be imposed in like circumstances in a civil action by a superior court of the State of California. The provisions of California Code of Civil Procedure Section 1283 and 1283.05 concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement. Each party shall have the right to take no more than ten (10) depositions of individuals or entities, including depositions of expert witnesses, and copies of all exhibits and demonstrative evidence to be used at the arbitration. However, rebuttal and impeachment evidence need not be exchanged until presented at the arbitration hearing.

      The arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, except that punitive damages may not be awarded. The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the decision is based. The arbitrator shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 or 1286.6 for any such error. The costs of arbitration shall be borne equally by the parties. Each party shall pay their own attorney's fees.

      Notwithstanding the above, in the event either party wishes to obtain injunctive relief or a temporary restraining order, such party may initiate an action for such relief in a court of law and the decision of the court of law with respect to the injunctive relief or temporary restraining order shall be subject to appeal only through the courts of law. The courts of law shall not have the authority to review or grant any request or demand for damages or declaratory relief.







                             28 of 48

              ARTICLE 9 - RECORDS AND DATA COLLECTION


      9.01 Maintenance of Records. Molina shall maintain and provide, and require Molina Participating Providers to maintain and provide, to the DHS, DOC, DOJ, DHHS and Maxicare all books, records, patient records, encounter data (in a format approved by Maxicare), and other information as may be necessary for compliance by the parties with the Knox-Keene Act, the Waxman-Duffy Act, and all other applicable law. Such books and records shall be maintained in a form in accordance with the general standards and laws applicable to such book or record keeping, including medical histories, records and reports from other providers, hospital discharge summaries, records of Emergency Services and such other information as said parties may require or as necessary to disclose the quality, appropriateness or timeliness of Health Care Services provided to Molina Members under this Agreement. The obligations under this Section shall not terminate upon the termination of this Agreement, whether by rescission or otherwise.

      The parties shall keep and maintain their books and records on a current basis in accordance with general standards for book and record keeping. The parties shall retain said records for a term of at least five years from the close of the fiscal year in which this Agreement is in effect.

      9.02 Right to Inspect. Molina shall make available, and/or require Molina Participating Providers to make available, for inspection, examination or copying by the DHS, DOC, DOJ, DHHS and Maxicare at reasonable times at Molina's usual place of business, or at such other mutually agreeable place in California, all books, records, patient records, encounter data, and other information relating to the services provided pursuant to this Agreement, including, but not limited to, Molina Member patient records, subject to the confidentiality restrictions set forth in Section 9.03, and financial records pertaining to the cost of operations and income received for Health Care Services provided to Molina Members. The right of Maxicare and/or the governmental agencies to inspect, evaluate and audit such records shall extend through five
(5) years from the date of termination of this Agreement or such longer period as may be required by law. Molina shall provide Maxicare with copies of any Molina Member medical record to the extent that Maxicare needs such record to respond to a Molina Member grievance. Such records shall be provided promptly enough to enable Maxicare to meet the statutory and regulatory time periods pertaining to member grievances, including but not limited to those pertaining to expedited reviews of care denials.

      9.03 Confidentiality. The parties shall maintain the confidentiality of Molina Member medical records and related information in accordance with applicable federal, State and local laws, including, without limitation, Title 45, Section 250.50 of

                             29 of 48
the Code of Federal Regulations,  and Welfare and Institutions Code
Section 1400.2 and the regulations promulgated thereunder. Where required by law, the parties shall obtain a specific written authorization from the Molina Member prior to releasing the Molina Member's medical records. The parties shall establish and maintain procedures and safeguards so that no information pertaining to MediCal Members contained in the parties' records or obtained from DHS in carrying out the terms of this Agreement shall be used or disclosed by the parties or their agents or employees other than for purposes directly connected with the administration of the Maxicare Medi-Cal Plan.

      9.04 Financial Statements. Molina shall provide to Maxicare copies of the quarterly financial reports submitted by Molina to the DOC. Maxicare shall provide to Molina copies of the quarterly financial reports submitted by Maxicare to the DOC

      9.05 Provision of Data. The parties shall jointly and separately maintain statistical records and data relating to the utilization of Health Care Services by Molina Members as required for the administration of the Maxicare Medi-Cal Plan and in compliance with all HCFA, DHS, DOC and NCQA statistical, financial and encounter data reporting requirements. Encounter data shall be submitted by Molina to Maxicare in a format approved by Maxicare and on a timely basis so that Maxicare can meet its regulatory reporting requirements.


               ARTICLE 10 - RELATIONSHIP OF PARTIES


      10.01 Independent Contract Relationship. The relationship between the parties is one of independent contractors. Nothing in this Agreement is intended to create nor will be deemed or construed to create any relationship between the parties other than that of independent contracts. Neither of the parties, nor any of their respective officers, directors or employees, shall act as nor be construed to be the partner, agent, employee or representative of the other. The relationship between the parties, as a subcontractor of Maxicare, and DHS and the State of California are independent contractor relationships. Neither Maxicare nor Molina nor any agents, officers or employees of Maxicare or Molina are agents, officers, employees, partners or associates of DHS or the State of California. None of the provisions of this Agreement shall be construed to create a relationship of partnership, agency, joint venture or employment between Maxicare or Molina, as a subcontractor of Maxicare, and DHS and the State of California.

      10.02 Indemnification. The parties will indemnify and hold each other harmless against any claims, demands, damages, liability, judgments and expenses, including reasonable attorney fees, as follows:

                             30 of 48

            10.02.01 To the extent that any allegations against Molina are based on alleged fault by Molina (or its agents, employees or providers) in providing or failing to provide Health Care Services to Molina Members or in administrative dealings with Molina Members, or in otherwise failing to perform under the Medi-Cal Agreement, the Delegation Agreement or under the Maxicare Medi-Cal Plan and the allegations against Maxicare are based on vicarious, passive or secondary liability, including, without limitation, allegations of apparent or ostensible agency and negligent selection, Molina will fully indemnify Maxicare against such claims, including reasonable attorney fees and costs.

            10.02.02 To the extent that any allegations against Maxicare are based on alleged fault by Maxicare (or its agents or employees) in arranging or failing to arrange Health Care Services to Molina Members or otherwise failing to perform under the Medi-Cal Agreement or under the Maxicare Medi-Cal Plan, and the allegations against Molina are based on vicarious, passive or secondary liability, including, without limitation, allegations of apparent or ostensible agency and negligent selection, Maxicare will fully indemnify Maxicare against such claims, including reasonable attorney fees and costs.

            10.02.03 To the extent of any other claims, the parties will mutually indemnify each other, including reasonable attorney fees and costs, in proportion to the relative degree of each party's fault that contributed to the claim. In interpreting this paragraph, the principals of comparative fault shall apply.

      10.03 Cooperation. The parties shall maintain an effective liaison and close cooperation with one another to ensure smooth working relationships with Medi-Cal Members, effective communication between providers, and maximum benefits to each Medi-Cal Member at the most reasonable cost, consistent with quality of Health Care Services.


                    ARTICLE 11 - MISCELLANEOUS


      11.01 Assignment. This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by the parties and shall not be subject to execution, attachment or similar process nor shall the duties imposed herein be subcontracted or delegated without the written consent of the other party. Any assignment or delegation of the Agreement shall be void unless prior written approval is obtained from the DHS.




                             31 of 48

      11.02 Amendments. The parties may amend this Agreement only by a written amendment executed by two (2) officers of Maxicare and an authorized representative of Molina. Any amendment must be filed with the DHS at least thirty (30) days prior to its effective date, except as otherwise required by law.

      11.03 Confidentiality of this Agreement. To the extent possible, and unless otherwise required by law, each party agrees to maintain the terms of this Agreement confidential. Disclosure of the terms of this Agreement, other than disclosures required by the DOC or DHS, shall not be made without the approval of the other party.

      11.04 Notices. All notices required or permitted by this Agreement shall be in writing and may be delivered in person or may be sent by regular, registered or certified mail or United States Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in the manner specified in this Section 11.04. The addresses below shall be the particular party's address for delivery or mailing of notice purposes:


To Molina:    Molina Medical Centers
              One Golden Shore
              Long Beach, California 90802
              ATTENTION: J. Mario Molina, M.D.

To Maxicare:  Maxicare Health, a California Corporation
              1149 South Broadway, Suite 819
              Sacramento, CA 90015
              ATTENTION: Vice President and General Manager

      The parties may change the names and addresses noted above through written notice in compliance with this Section 11.04. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if delivery is rejected or no delivery date is shown, the postmark date. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the notice is addressed and mailed with postage prepaid, to the correct notice address. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given on the date of delivery shown on the receipt card, or if delivery is rejected or no delivery date is shown, twenty-four (24) hours after delivery of the notice to the United States Postal Service or other courier. If any notice is transmitted by facsimile transmission or similar means, the notice shall be deemed served or delivered upon telephone confirmation of receipt of the transmission, provided a copy is also delivered via delivery or mail.


                             32 of 48

      11.05 Entire Agreement. This Agreement contains all the terms and conditions between Molina and Maxicare concerning the subject matter of this Agreement and supersedes all other agreements, oral or otherwise, except that any delegation agreement entered into by the parties shall be deemed an addendum to this Agreement, once fully executed, and shall not be superseded by this Agreement except to the extent that it is inconsistent with the terms of this Agreement.

      11.06   Provisions   Separable.        The    invalidity   or
unenforceability of any term or provision of this Agreement will in no way affect the validity or enforceability of any other term or provision.

      11.07 Headings. The headings of the various sections of this Agreement are inserted merely for the purpose of convenience and do not expressly, or by implication, limit or define or extend the specific terms of the section so designated.

      11.08 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof, except as otherwise provided in the Arbitration Section of this Agreement.

      11.09 Applicable Law and Compliance with Medi-Cal Agreement. This Agreement shall be governed in all respects by the laws of the State of California and applicable federal law, including, without limitation: (i) the Knox-Keene Act and the regulations promulgated thereunder by the DOC; (ii) the Waxman-Duffy Act and the regulations promulgated thereunder by DHS; and
(iii) the Federal HMO Act and the regulations promulgated thereunder by HCFA. Molina shall comply with the terms and conditions of the Medi-Cal Agreement as it relates to the arrangement of Health Care Services to Molina Members and shall cooperate fully with Maxicare to assist Maxicare to remain in compliance with the Medi-Cal Agreement. Any provision that any law, regulation or the Medi-Cal Agreement requires to be in this Agreement shall bind the parties whether or not specifically provided herein.

      11.10 Exhibits. The addenda attached to this Agreement are an integral part of this Agreement and are incorporated herein by reference.









                             33 of 48

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.


MOLINA MEDICAL CENTERS               MAXICARE


By: /s/ J. Mario Molina              By: /s/ Warren Foon
    ________________________            _________________________


Title:  President                    Title:  V.P./General Manager
      _____________________                ______________________


Date:   June 30, 1997                Date:   June 28, 1997
      ______________________               ______________________




































                             34 of 48

                        SCHEDULE OF ADDENDA



      ADDENDUM A                     MOLINA SERVICE AREA

      ADDENDUM B                     EVIDENCE OF COVERAGE

      ADDENDUM C                     DISCLOSURE FORM

      ADDENDUM D                     PARTICIPATING         PROVIDER
                                     DIRECTORY    FOR   SACRAMENTO,
                                     RIVERSIDE      AND/OR      SAN
                                     BERNARDINO COUNTIES

      ADDENDUM E                     HEALTH CARE SERVICES

      ADDENDUM F                     OFFICERS,              OWNERS,
                                     STOCKHOLDERS, CREDITORS

      ADDENDUM G                     MATRIX OF RESPONSIBILITIES

      ADDENDUM H                     COMPENSATION

      ADDENDUM I                     REQUIREMENTS    OF    MEDI-CAL
                                     SUBCONTRACTS

      ADDENDUM J                     MAXICARE GRIEVANCE PROCESS























                             35 of 48

                            ADDENDUM A

                        MOLINA SERVICE AREA



The entirety of Sacramento County, inclusive of all ZIP Codes and the following ZIP Codes in San Bernardino and Riverside Counties:




Zip code detail omitted from filing.






































                             36 of 48

                            ADDENDUM B

                       EVIDENCE OF COVERAGE



Please see the attached Evidence of Coverage and Disclosure Statement. This document was created and approved for Maxicare's Los Angeles Medi-Cal program. Maxicare will seek approval to use the same document for San Bernardino, Riverside and Sacramento Counties, subject to any changes that may be required by regulatory authorities.




Evidence of Coverage and Disclosure Statement omitted from filing.



































                             37 of 48

                            ADDENDUM C

                          DISCLOSURE FORM



Please see Addendum B, which contains the combined Evidence of Coverage and Disclosure Form.











































                             38 of 48

                            ADDENDUM D



PARTICIPATING PROVIDER DIRECTORY FOR SACRAMENTO, RIVERSIDE AND/OR SAN BERNARDINO COUNTIES




Provider Directories omitted from filing.









































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


                            ADDENDUM E

          HEALTH CARE SERVICES TO BE PROVIDED OR ARRANGED
                      AND PAID FOR BY MOLINA



Molina shall be responsible for providing, or arranging and paying for, all Covered Services (as defined in the Medi-Cal Agreement between Maxicare and DHS) provided to Molina Members, except to the extent that the parties mutually agree otherwise in writing.









































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



                            ADDENDUM F

             OFFICERS, OWNERS, STOCKHOLDERS, CREDITORS



Name and address of each person with an ownership or control interest:


Name
Address
Percent of Ownership

Molina Family Trust

One Golden Shore
Long Beach, California
90802

100%


Officers:


Name
Title
J. Mario Molina, MD
President
John C. Molina
Secretary & Vice President
M. Martha Molina, MD
Vice President, Staff Model Operations
Richard Rodriguez, MD
Vice President, Medical Affairs
C. Joseph Heinz
Chief Administrative Officer
Harvey Fein
Chief Financial Officer











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


                            ADDENDUM G

                    MATRIX OF RESPONSIBILITIES





Addendum G omitted from filing.











































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


                            ADDENDUM H

                           COMPENSATION




Addendum H omitted from filing.












































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


                            ADDENDUM I

ADDITIONAL PROVISIONS REQUIRED BY DHS TO BE IN ALL SUBCONTRACTS
AND WHICH APPLY TO MOLINA AND ITS SUBCONTRACTORS


The following provisions are required to be in all Medi-Cal subcontracts. They apply to this Medi-Cal Agreement and to any subcontract entered into by Molina in the performance of its duties under this Agreement. As used in this Section the word "plan" refers to Maxicare and the word "Subcontractor" refers to Molina and/or any health care provider from which PN obtains usual or frequently used health care services on behalf of Members. The term "Department" shall mean DHS unless otherwise indicated. The term CCR refers to the California Code of Regulations.

  1. All subcontracts shall be in writing and shall be entered into pursuant to the requirements of the Knox Keene Health Care Services Plan Act of 1975 and regulations promulgated thereunder, if licensed pursuant to that Act, and to applicable federal laws and regulations.

  2. Subcontracts and subcontract amendments shall be submitted by the Plan to the Department for prior approval at least 30 days before the effective date of any proposed changes governing compensation, services or term. Proposed changes which are neither approved nor disapproved by the Department, shall become effective by operation of law 30 days after the Department has acknowledged receipt or upon the date specified in the subcontract amendment, whichever is later.

  3. A subcontract shall not be entered into if the compensation or other consideration which the subcontractor will receive under the terms of the subcontract is determined by a percentage of the plan's payment from the Department. This subsection shall not be construed to prohibit subcontracts in which compensation or other consideration is determined on a capitation basis.

  4. A subcontractor providing any basic health care service to members shall meet all of the requirements of Chapters 3 and 4 of Subdivision 1, Division 3, of Title 22, CCR, related to the services the subcontractor is required to perform.

  5. Subcontracts enter into by a plan and all information received in accordance with this subsection shall be public records on file with the Department. The names of the officers and owners of the subcontractor, stockholders owning more than 10 percent of the stock issued by the subcontractor and major creditors holding more than 5 percent of the debt of the subcontractor shall be attached to the subcontract at the time the subcontract is presented to the Department.

                             44 of 48

  6. Each subcontract submitted subject to Department approval pursuant to paragraph 2 of this Section shall contain at least the elements required by paragraph 8 and the following:

       a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor from the plan.
       b.  Specification of the services to be provided.

       c.  Specification that the subcontract  shall be governed by
and  construed  in  accordance   with  all  laws,  regulations  and
contractual obligations of the plan.

       d.  Specification  that   the   subcontract  or  subcontract
amendments shall become effective only as set forth in paragraph 2 of this Section.

       e. Specification of the terms of the subcontract including the beginning and ending dates, as well as the methods of extension, renegotiation and termination.

       f. Subcontractor's agreement to submit reports as required by the Contractor.

  7. Subcontracts entered into by a plan which is a qualified HMO shall include:

       a. The subcontractor's agreement to make all of its books and records, pertaining to the goods and services furnished under the terms of the subcontract, available for inspection, examination or copying:

           (1)  By the Department, HHS and the DOC.

           (2) At all reasonable times at the subcontractor's place of business or at such other mutually agreeable location in California.

           (3) In a form maintained in accordance with general standards applicable to such books or record keeping.

           (4) For a term of at least five years from the close of the Department's fiscal year in which the subcontract was in effect.

       b. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor from the plan.

       c. Subcontractor's agreement to maintain and make available to the Department, upon request, copies of all subcontracts and to ensure that all sub-subcontracts are in writing and require that the sub-subcontractor:
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


           (1) Make available all applicable books and records available at all reasonable times for inspection, examination, or copying by the Department.

           (2) Retain such books and records for a term of at least five years from the close of the Department's fiscal year in which the subcontract is in effect.

       d. Subcontractor's agreement to notify the Department in the event the agreement with the Contractor is amended or terminated. Notice is considered given when properly addressed and deposited in the United States Postal Service as first-class registered mail, postage attached.

       e. Subcontractor's agreement that assignment or delegation of the subcontract shall be void unless prior written approval is obtained from the Department.

       f. Subcontractor's agreement to hold harmless both the State and plan members in the event the plan cannot or will not pay for services performed by the subcontractor pursuant to the subcontract.






























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


                            ADDENDUM J

                 MAXICARE MEMBER GRIEVANCE PROCESS




Addendum J omitted from filing.












































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